Exhibit 15.2
CONSENT OF PINCOCK, ALLEN & HOLT

Reference is made to the Annual Report of Tournigan Energy Ltd. (the “Company”) on Form 20-F for the year ended September 30, 2009, to be filed with the Securities and Exchange Commission on the date hereof (the “Report”).

I hereby consent to references to Pincock, Allen & Holt (PAH) in the Company’s Report and to all other references to PAH or its employees included or incorporated by reference in this Report.

Dated: March 30, 2010

PINCOCK, ALLEN & HOLT

/s/ Raja P. Upadhyay
Name:   Raja P. Upadhyay
Title:                 President